EXHIBIT 21.1
Subsidiaries of the Company

Subsidiary	Jurisdiction of Incorporation
JDA Software Group, Inc.	Delaware

JDA Software, Inc.	Arizona

JDA Worldwide, Inc.	Arizona

JDA Software Services, Inc.	Delaware

Manugistics Group, Inc.	Delaware

Manugistics, Inc.	Delaware

Manugistics Holdings Delaware, Inc.	Delaware

Manugistics Holdings Delaware II, Inc.	Delaware

Manugistics Services, Inc.	Delaware

Manugistics California, Inc.	California

i2 Technologies, Inc.	Delaware

i2 Technologies International Services, Inc.	Delaware

Aspect Development International, Inc.	Delaware

FreightMatrix.com, Inc.	Delaware

ec-Content, Inc.	California

Rightworks Corporation	California

JDA Technologies US, Inc.	Nevada

JDA Software Australia Pty Ltd	Australia

Manugistics Australia PTY Limited	Australia

i2 Technologies Pty Ltd.	Australia

i2 Technologies N.V.	Belgium

Manugistics Benelux	Belgium

JDA Solutions DO Brasil Ltda	Brazil

JDA Software Canada Ltd.	Canada

i2 Technologies (Canada) Co.	Canada

Beijing i2 Technologies Company Ltd.	China

JDA Chile S.A.	Chile

JDA International Limited	England & Wales

i2 Technologies Finland Oy Ltd.	Finland

JDA Software France S.A.	France

i2 Technologies SARL	France

Manugistics Deutschland GmbH	Germany

Aspect Development Germany GmbH	Germany

i2 Technologies, GmbH	Germany

JDA Software Hong Kong Limited	Hong Kong

JDA Hong Kong Limited	Hong Kong

JDA Software India Private Limited	India

i2 Technologies India Private Limited	India

JDA Software Italy S.r.L.	Italy

JDA Software Japan Co. Ltd.	Japan

i2 Technologies Japan, Inc.	Japan

i2 Technologies Korea, Ltd.	Korea

JDA Software Malaysia Sdn. Bhd.	Malaysia

Manu Solutions Malaysia Sdn. Bhd.	Malaysia

i2 Technologies (Malaysia) Sdn Bhd	Malaysia

JDA Software de Mexico, S.A. de C.V.	Mexico

JDA Servicios Profesionales, S.A. de C.V.	Mexico

Subsidiaries of the Company

Subsidiary	Jurisdiction of Incorporation
i2 de Mexico S. de R.L.C.V	Mexico

JDA Software Benelux B.V.	Netherlands

JDA Netherlands C.V.	Netherlands

Stanley International Holding C.V.	Netherlands

i2 Technologies (Netherlands) B.V.	Netherlands

JDA Software Norway AS	Norway

JDA Software Shanghai Co. Ltd.	Shanghai

JDA Asia Pte. Ltd.	Singapore

JDA Software Asia Pte. Ltd.	Singapore

i2 Technologies PTE Ltd.	Singapore

JDA Software South Africa (Proprietary) Limited	South Africa

Scheduling Technology Group SouthAfrica (PTY) Limited	South Africa

MStar SA (Pty) Ltd.	South Africa

JDA Incorporated Software Solutions, S.A.	Spain

i2 Technologies SL	Spain

JDA Software Nordic AB	Sweden

i2 Technologies Taiwan, Inc.	Taiwan

i2 Technologies Limited	United Kingdom